As filed with the Securities and Exchange Commission on July 8, 2010

Registration No. 333-_______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEOGLOBAL RESOURCES INC. (Exact name of registrant as specified in its charter)
Delaware	33-0464753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 200, 625 – 4th Avenue SW Calgary, Alberta T2P 0K2 (403) 777-9250 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Allan J. Kent
Executive Vice President and CFO
#200, 625 – 4th Avenue SW
Calgary, Alberta T2P 0K2
(403) 777-9250
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of correspondence to: William S. Clarke, Esq. William S. Clarke, P.A. 65 South Main Street, Suite A-202 Pennington, New Jersey 08534 Telephone: (609) 737-9090 Fax: (609) 737-3223
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.			☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

calculation of registration fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)

Common Stock, par value $0.001 per share
Preferred Stock, par value $0.01 per share
Warrants of the Registrant
Units of the Registrant’s securities
Total			$40,000,000	$2,852

(1)
There are being registered hereunder, such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $40,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies.  The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Subject to footnote (1), there are being registered hereunder an indeterminate number of shares of common stock that may be issued upon exercise of warrants registered hereunder.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to Completion, dated July 8, 2010

PROSPECTUS

GEOGLOBAL RESOURCES INC.
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer, issue and sell from time to time our common stock, preferred stock, warrants, or units up to $40,000,000.   We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale.  This prospectus provides a general description of offerings of these securities that we may undertake. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus.  The prospectus supplement may also add, update, or change information contained in this prospectus.

Our common stock is traded on the NYSE/Amex Stock Exchange under the symbol GGR.  On July 7, 2010, the last reported sale price per share of our common stock was $1.06 per share. As of July 7, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $77 million. We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus. You should read this prospectus and the accompanying prospectus supplement together with additional information described under the headings “Risk Factors” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make your investment decision

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.  The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of time of delivery of this prospectus or any sale of our securities.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers.  This prospectus supplement for each offering of securities will describe the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved or Disapproved of These Securities Or Determined if This Prospectus or Any Prospectus Supplement Is Truthful Or Complete.  Any Representation To The Contrary Is A Criminal Offense.

Prospectus dated [_____________], 2010

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this prospectus.  At various places in this prospectus, we may make reference to the “company” or “us” or “we.”  When we use those terms, unless the context otherwise requires, we mean GeoGlobal Resources Inc. and its wholly-owned subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $40,000,000.  Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

USE OF TERMS

All dollar amounts are stated in United States dollars

All meterage of drilled wells are measured depths unless otherwise stated

Except as otherwise indicated by the context, certain defined terms are as follows:

MBbls – thousand barrels

MMcf – million cubic feet

GSPC – means Gujarat State Petroleum Corporation Limited of India

PSC – means Production Sharing Contract

NELP – means National Exploration Licensing Policy

GEOGLOBAL RESOURCES INC.

Principal Executive Offices

The address of our principal executive office in Calgary is Suite 200, 625 – 4 Avenue SW, Calgary, Alberta, Canada T2P 0K2 and our telephone number is +1 (403) 777-9250. We maintain a website at www.geoglobal.com that contains information about us, but that information is not a part of this prospectus.

Operations

We are engaged, through our subsidiaries, in the exploration for and development of oil and natural gas reserves.  At December 31, 2009, we have not yet achieved our planned principal operations and are considered to be a development stage enterprise.  We initiated these activities in 2003.  The recoverability of the costs we have incurred to date is uncertain and dependent upon achieving commercial production and sale of hydrocarbons, our ability to obtain sufficient financing to fulfill our obligations under the Production Sharing Contracts we are a party to with respect to oil and natural gas exploration and development activities in India and upon future profitable operations.

At present, our activities are being undertaken in four geological basins located offshore and onshore in India where reserves of oil or natural gas are believed by our management to exist.

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We started our first production from one field in the Tarapur block in May 2009.  We produced 10,856 barrels of oil in 2009 and 3,264 barrels of oil during the three months ended March 31, 2010.  Based on a reserve report dated January 1, 2010 prepared by Chapman Petroleum Engineering Ltd., Calgary, Alberta, Canada, we claim proved developed reserves in this field of 117.6 MBbls of oil and 88.5 MMcf of natural gas and probable developed reserves of 444.5 MBbls of oil and 695.6 MMcf of natural gas and probable undeveloped reserves of 68.6 MBbls of oil.

The exploration rights pursuant to PSCs we have entered into with the Government of India are located in the following areas:

•	The Krishna Godavari Basin offshore and onshore in the State of Andhra Pradesh in south eastern India;
•	The Cambay Basin onshore in the State of Gujarat in western India;
•	The Deccan Syneclise Basin onshore in the State of Maharashtra in west central India; and
•	The Rajasthan Basin onshore in the State of Rajasthan in north western India.

As of July 7, 2010, we have entered into PSCs with respect to ten exploration blocks in India as follows:

•
KG-OSN-2001/3 (KG Offshore Block) - This was our first agreement entered into in February 2003 under NELP-III, which grants exploration rights in an area offshore in south eastern India in the Krishna Godavari Basin in the State of Andhra Pradesh.  GSPC is the operator of this block and we have a 10% participating interest (net 5% carried interest) under this agreement.

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CB-ONN-2002/2 (Mehsana Block) - We entered into this agreement in February 2004 under NELP-IV, which grants exploration rights in an area onshore in the Cambay Basin in the State of Gujarat in western India.  Jubilant Offshore Drilling Pvt. Ltd. is the operator of this block and we have a 10% participating interest under this agreement.

•
CB-ONN-2002/3 (Sanand/Miroli Block) - We entered into this agreement in February 2004 under NELP-IV, which grants exploration rights in an area onshore in the Cambay Basin in the State of Gujarat in western India.  GSPC is the operator of this block and we have a 10% participating interest under this agreement.

•
CB-ON/2 (Tarapur Block) - Pursuant to an agreement entered into in April 2005, we purchased from GSPC, a 20% participating interest in the agreement granting exploration rights granted under the pre NELP rounds to an onshore exploration block in the Cambay Basin in the State of Gujarat in western India.  As a consequence of Oil and Natural Gas Corporation Limited of India exercising their right to participate in the development of any commercial discovery on the Tarapur Block, our participating interest in the Tarapur 1 discovery area is 14%.  GSPC is the operator of this block.

•
CB-ONN-2003/2 (Ankleshwar Block) - We entered into this agreement in September 2005 under NELP-V, which grants exploration rights in an area onshore in the Cambay Basin in the State of Gujarat south-east of our three existing Cambay blocks.  GSPC is the operator of this block and we have a 10% participating interest under this agreement.

•
DS-ONN-2003/1 (DS 03 Block) - We entered into this agreement in September 2005 under NELP-V, which grants exploration rights in an area onshore in the Deccan Syneclise Basin located in the northern portion of the State of Maharashtra in west-central India.  We are the operator of this block and have a 100% participating interest under this agreement.

•
KG-ONN-2004/1 (KG Onshore Block) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in the Krishna Godavari Basin in the State of Andhra Pradesh adjacent to our KG Offshore Block in south eastern India.  Oil India Limited is the operator of this block and we have a 10% participating interest under this agreement with an option to increase our participating interest to 25%.

•
RJ-ONN-2004/2 (RJ Block 20) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in  north-west India in the Rajasthan Basin in the State of Rajasthan.  Oil India Limited is the operator of this block and we hold a 25% participating interest under this agreement.

•
RJ-ONN-2004/3 (RJ Block 21) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in  north-west India in the Rajasthan Basin in the State of Rajasthan.  Oil India Limited is the operator of this block and we hold a 25% participating interest under this agreement.

•
DS-ONN-2004/1 (DS 04 Block) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in the Deccan Syneclise Basin located in the northern portion of the State of Maharashtra in west-central India.  We are the operator of this block and have a 100% participating interest under this agreement.

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All of the exploration activities in which we are a participant should be considered highly speculative.

The map of India below shows the relative general locations of the exploration blocks that are the subject of our ten PSCs with the Government of India and does not indicate specific size of blocks or basins.

Rajasthan Basin Blocks
Rajasthan
Cambay Basin Blocks
Gujarat
Deccan Syneclise Basin Blocks
Maharashtra
Andhra Pradesh
Bay of Bengal
Arabian Sea
Krishna Godavari Basin Blocks

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our common stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Such sections discuss what we believe to be the principal risks that could affect us, the oil and gas exploration and production industry and our participation in that industry, and which could result in a material adverse impact on our financial condition and operating results or cause the market price of our common stock to fluctuate or decline. However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our common stock.

An investment in shares of our common stock involves a high degree of risk.  You should consider the Risk Factors referred to above, in addition to the other information contained in this prospectus and in any applicable prospectus supplements and our other filings with the SEC and incorporated by reference in this prospectus in evaluating our business and current and proposed activities before you purchase any shares of our securities.  You should also see the “Forward-Looking Statements” regarding risks and uncertainties relating to us and to forward-looking statements in this prospectus and in any applicable prospectus supplements and our other filings with the SEC.

There can be no assurance that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in any discovery of material reserves of hydrocarbons or that any hydrocarbons that are discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.  There can be no assurance that we will realize material revenues from the sale of oil and gas.

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FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, and in documents incorporated into this prospectus, including those set forth in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.  We caution you that various risk factors accompany those forward-looking statements and are described, among other places, under the caption “Risk Factors” herein.  They are also described in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this prospectus and in any applicable prospectus supplements and our other filings with the SEC and incorporated by reference in this prospectus and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes and working capital requirements, which may include, among other things, capital expenditures, licensing or acquiring oil and gas properties, equipment or technologies and funding for security bonds or performance guarantees.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

The authorized number of shares of common stock which we are authorized to issue consists of 125,000,000 shares, each such share having a par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of Directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of our shares of common stock exclusively possess all voting power.  The Certificate of Incorporation does not provide for cumulative voting in the election of directors.  Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock  are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefore, and upon liquidation are entitled to receive pro rata all our assets available for distribution to such holders.  All shares of our common stock outstanding are fully paid and non-assessable and the holders thereof have no preemptive rights.

Our common stock is listed on the NYSE/Amex under the symbol “GGR.”

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Transfer Agent

Our independent stock transfer agent for our common stock is Computershare Investor Services located at 350 Indiana St., Suite 750, Golden, CO  80401.  Their phone number is +1 (303) 262-0714 and facsimile number is +1 (303) 262-0632.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, from time to time in one or more series.  Our Board of Directors, without further approval of the stockholders, is expressly authorized to issue shares of our preferred stock in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.  The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of our company.  As of July 7, 2010, we had no shares of preferred stock outstanding.

A copy of the form of Certificate of Designation, setting forth the rights and preferences of the preferred stock to be issued, and any form of preferred stock certificates representing the shares of preferred stock will be filed as exhibits to a Form 8-K to be incorporated into this registration statement of which this prospectus constitutes a part prior to the issuance of any shares of preferred stock.

A transfer agent for the shares of preferred stock will be appointed prior to issuance and will be disclosed in a prospectus supplement or in a Form 8-K to be incorporated into this registration statement of which this prospectus constitutes a part prior to the issuance of any shares of preferred stock.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferrable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement.

 The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  A unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the names of any underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement.  We may change from time to time the public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.  We may use underwriters with whom we have a material relationship.  We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

 We may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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 Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed.  However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering.  This over-allotment creates a short position for the underwriters.  This short position may involve either “covered” short sales or “naked” short sales.  Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering.  The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market.  To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option.  Naked short sales are short sales in excess of the over-allotment option.  The underwriters must close out any naked position by purchasing shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities.  As a result, the price of the securities may be higher than the price that might otherwise exist in the open market.  The imposition of a penalty bid might also have an effect on the price of shares if it discourages re-sales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by William S. Clarke, P.A., Pennington, New Jersey.

EXPERTS

The consolidated financial statements of GeoGlobal Resources Inc. incorporated by reference in our Annual Report on Form 10-K for the years ended December 31, 2009 and 2008, incorporated in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and have been incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at:

Public Reference Room
100 F Street N.E., Room 1580
Washington, D.C.  2054

You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offering of securities by this prospectus is completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010 as amended by Form 10-K/A on April 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 14, 2010;

•
our Current Reports on Form 8-K as follows:  Current Report on Form 8-K for February 2, 2010 filed on February 5, 2010, Current Report on Form 8-K for March 15, 2010 filed March 16, 2010, Current Report on Form 8-K for March 16, 2010 filed on March 16, 2010, Current Report on Form 8-K for April 26, 2010 filed on April 27, 2010, Current Report on Form 8-K for May 10, 2010 filed on May 10, 2010, Current Report on Form 8-K for June 10, 2010 filed June 10, 2010 and two Current Reports on Form 8-K for June 16, 2010 filed June 22, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No.001-32158) filed on April 27, 2004.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are incorporated by reference into this prospectus, unless otherwise stated in such document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

GeoGlobal Resources Inc.
Suite 200, 625 – 4 Avenue S.W.
Calgary, Alberta    T2P 0K2
Attention:  Investor Relations
+1 403-777-9250

Information contained on our website is not part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus and, with respect to material incorporated herein by reference, the dates of such referenced material.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities being registered.  The Selling Securityholders will not bear any portion of such expenses.  All the amounts shown are estimates except for the registration fee.

SEC Registration Fee	$2,852
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Printing and related expenses	800
Miscellaneous	348
Total	$19,000

Item 15.  Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

The registrant’s Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of the registrant’s directors and officers for monetary damages.  The registrant’s Bylaws require the registrant to indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, and permit the registrant to indemnify its other officers.  A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article 5.1 of the registrant’s Bylaws, incorporated by reference in this registration statement.

Under the registrant’s Bylaws, the registrant must generally advance all expenses incurred by its directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of the registrant.  Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under the  Registrant’s Bylaws or otherwise.  The registrant’s Bylaws further provide that the registrant may purchase indemnification insurance on a person required or permitted to be indemnified under the Bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

From time to time, the registrant may enter into individual contracts with any or all of its directors or officers regarding indemnification and advances, to the fullest extent permitted under Delaware law.  The registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Item 16.  Exhibits and Financial Statement Schedules

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

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Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
That, for the purpose of determining indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) That if this registration statement is permitted by Rule 430A, that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on July 8, 2010.

GeoGlobal Resources Inc.

By:	/s/ Jean Paul Roy
Jean Paul Roy
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of GeoGlobal Resources Inc. do hereby constitute and appoint Jean Paul Roy and Allan J. Kent, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable GeoGlobal Resources Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on July 8, 2010.

SIGNATURE	TITLE
/s/ Jean Paul Roy Jean Paul Roy	Director and President, and Chief Executive Officer (Principal Executive Officer)
/s/ Allan J. Kent Allan J. Kent	Director and Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Brent J. Peters Brent J. Peters	Director
/s/ Peter R. Smith Peter R. Smith	Director
/s/ Michael J. Hudson Michael J. Hudson	Director
/s/ David D. Conklin David D. Conklin	Director

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement +
4.1	Specimen Certificate for Registrant’s Common Stock ++
4.4	Form of Warrant Agreement (including form of Warrant) +
4.5	Form of Unit Agreement (including form of Unit Certificate) +
5.1	Opinion of William S. Clarke, P.A. +
23.1	Consent of KPMG, LLP *
23.2	Consent of William S. Clarke, P.A. (included in Exhibit 5.1) +
24.1	Power of Attorney (included in signature page hereof) *

*	Filed herewith
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act, if applicable, and incorporated herein by reference
++	Previously filed

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